Exhibit 99.1

       Volt Information Sciences Reports First Quarter Results


    NEW YORK--(BUSINESS WIRE)--March 6, 2007--Volt Information
Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's first quarter ended January 28, 2007.

    Volt will conduct a conference call webcast at 10:00 A.M. (EST) today to discuss first quarter results. The conference call dial-in number is 800-857-6028 (domestic) or 210-234-0013 (international), passcode: First Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.

    Attached is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    FIRST QUARTER FISCAL 2007 RESULTS

    For the first quarter of fiscal 2007 ended January 28, 2007, the Company reported net income of $0.7 million, or $0.03 per share, compared to a loss of $0.4 million, or $0.02 per share, in the fiscal 2006 first quarter. Net sales for the 2007 quarter decreased slightly to $548.8 million, compared to $549.5 million in last year's comparable quarter. Income before minority interest and income taxes increased by $0.8 million, or 175%, compared to the 2006 comparable quarter. The first quarter of fiscal 2006 included a charge for minority interest of $1.0 million; such minority interest was repurchased from Nortel Networks, Inc. on December 29, 2005.

    Commenting on the results for the first quarter, Mr. Steven A. Shaw, President and CEO of Volt, stated "Tight control of general and administrative expenses, including year two savings on Sarbanes Oxley and related audit costs, enabled the Company to post improved year over year results in what is traditionally our flat quarter of the year. This year and last year we reported marked improvement in controlling our workers' compensation and general insurance costs. We believe that controlling the cost of service delivery will make us more efficient and more competitive."

    STAFFING SERVICES

    The $9.3 million, or 2%, increase in net sales in the first quarter of fiscal 2007 from the comparable fiscal 2006 period was due to an 8% increase in the Technical Placement division partially offset by an 8% decrease in the Administrative and Industrial division. A $2.0 million increase in the operating profit of the Technical Placement division was partially offset by a $1.5 million increase in the operating loss of the Administrative and Industrial division. The net increase in operating profit of $0.5 million was due to the increase in sales, an increase in gross margin percentage, primarily due to an increase in higher-margin VMC Consulting project management and consulting sales, reduced workers' compensation and payroll tax costs, partially offset by an increase in overhead costs as a percentage of sales. The 2007 first quarter also includes a $0.8 million gain on the settlement of a vendor dispute.

    COMPUTER SYSTEMS

    The Computer Systems segment's sales increase of $5.3 million, or 13%, in the first quarter of fiscal 2007 over the comparable 2006 period was primarily due to increases of $4.2 million in new business as a result of the segment's acquisition of Varetis Solutions in December 2005, an increase in the Maintech division's IT maintenance sales of $0.5 million and a net increase of $0.6 million in the segment's other divisions. The slight decrease in operating profit was due to increases in overhead necessary to support the sales increase and additional amortization of intangible assets, partially offset by the increase in sales.

    TELEPHONE DIRECTORY

    The Telephone Directory segment's sales increase of $1.9 million, or 12%, for the first quarter of fiscal 2007 from the comparable 2006 period primarily resulted from increases of $1.3 million, or 16%, in publishing sales due to the timing of delivery of telephone directories in Uruguay. The segment's operating profit decreased slightly by $0.1 million, or 5%, primarily due to lower gross margins.

    TELECOMMUNICATIONS SERVICES

    The Telecommunications Services segment's sales decrease of $18.7 million, or 47%, in the first quarter of fiscal 2007 over the comparable 2006 period was due to decreases of $16.1 million in the Construction and Engineering division and $2.6 million in the Network Enterprise Solutions division. The decreased sales in the Construction and Engineering division in fiscal 2007 resulted from customer acceptance of several large construction jobs in the comparable fiscal 2006 period. The segment sustained a loss of $0.7 million in the 2007 first quarter compared to an operating profit of $0.8 million in the comparable prior year period due to the decreased sales and higher overhead as a percentage of sales.

    GENERAL CORPORATE EXPENSES

    The decrease in General Corporate expenses compared to the 2006 quarter resulted from lower professional fees and costs related to compliance with the Sarbanes-Oxley Act.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents, excluding restricted cash, was $71.8 million at the end of the quarter. At January 28, 2007, the Company had sold a participating interest in accounts receivable of $60.0 million under its securitization program and had the ability to finance an additional $140.0 million under the facility.

    In addition, the Company may borrow under a $40.0 million revolving secured credit facility ("Credit Facility") and the Company's wholly owned subsidiary, Volt Delta Resources ("Volt Delta"), may borrow under a separate $70.0 million revolving secured credit facility ("Delta Credit Facility"). The Credit Facility terminates in April 2008 and The Delta Credit Facility terminates in December 2009, unless extended. At January 28, 2007, Volt Delta had borrowed $38.9 million under the Delta Credit Facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which include the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit Volt's web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.



                   VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                        SUMMARY OF OPERATIONS
                             (UNAUDITED)

                                                FIRST QUARTER ENDED
                                              January 28,  January 29,
                                                    2007         2006
                                              -----------  -----------
                                               (In thousands, except
                                               per share data amounts)

Net sales                                       $548,799     $549,508
                                              ===========  ===========
Income before minority interest and income
 taxes                                            $1,200         $437
Minority interest -- Note A                            -       (1,021)
                                              -----------  -----------
Loss before income taxes                           1,200         (584)
Income tax provision (benefit)                       473         (207)
                                              -----------  -----------
Net income (loss)                                   $727        ($377)
                                              ===========  ===========

                                                   Per Share Data

Net Income (loss) per share-basic and diluted      $0.03       ($0.02)
                                              ===========  ===========
Weighted average number of shares outstanding
 - basic                                          23,161       23,015
                                              ===========  ===========
Weighted average number of shares outstanding
 - diluted                                        23,211       23,015
                                              ===========  ===========

                            (Notes Follow)




                   VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
             SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                             (UNAUDITED)

                                                FIRST QUARTER ENDED
                                              January 28,  January 29,
                                                    2007         2006
                                              -----------  -----------
Net Sales:                                     (Dollars in thousands)
----------------------------------------------
Staffing Services -- Note B
 Traditional Staffing                           $455,095     $445,627
 Managed Services                                294,499      251,076
                                              -----------  -----------
 Total Gross Sales                               749,594      696,703
 Less: Non-Recourse Managed Services            (282,645)    (239,061)
                                              -----------  -----------
 Net Staffing Services                           466,949      457,642
Telephone Directory                               17,643       15,785
Telecommunications Services                       21,381       40,114
Computer Systems                                  46,532       41,274
Elimination of inter-segment sales                (3,706)      (5,307)
                                              -----------  -----------

Total Net Sales                                 $548,799     $549,508
                                              ===========  ===========

Income before Minority Interest and Income
 Taxes
Segment Operating Profit (Loss)
----------------------------------------------
Staffing Services                                 $5,348       $4,829
Telephone Directory                                2,152        2,261
Telecommunications Services                         (677)         768
Computer Systems                                   5,694        5,749
                                              -----------  -----------
Total Segment Operating Profit                    12,517       13,607

General corporate expenses                       (10,283)     (11,888)
                                              -----------  -----------
Total Operating Profit                             2,234        1,719

Interest income and other (expense)                 (319)        (573)
Foreign exchange loss - net                          (87)        (253)
Interest expense                                    (628)        (456)
                                              -----------  -----------

Income before Minority Interest and Income
 Taxes                                            $1,200         $437
                                              ===========  ===========

                            (Notes Follow)




                   VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                             (Unaudited)

                                              January 28,  October 29,
                                                     2007         2006
                                              -----------  -----------
Assets                                         (Dollars in thousands)
 Current Assets
   Cash and cash equivalents                     $71,814      $38,481
   Restricted cash - Note B                       28,958       30,713
   Short-term investments                          4,717        4,709
   Trade receivables, net -- Note C              409,798      390,799
   Inventories                                    25,612       28,735
   Recoverable income taxes                          966            -
   Deferred income taxes                           7,865        9,167
   Prepaid and other assets                       34,262       37,280
                                              -----------  -----------
 Total Current Assets                            583,992      539,884

 Property, plant and equipment, net               72,622       74,135
 Deposits and other assets                         2,079        2,247
 Goodwill                                         50,355       50,896
 Other intangible assets, net                     31,253       31,959
                                              -----------  -----------
 Total Assets                                   $740,301     $699,121
                                              ===========  ===========

Liabilities and Stockholders' Equity
 Current Liabilities
   Notes payable to bank                         $43,572       $4,639
   Current portion of long-term debt                 480          470
   Accounts payable                              185,418      190,431
   Accrued wages and commissions                  55,557       59,387
   Accrued taxes other than income taxes          26,378       20,186
   Accrued insurance and other accruals           30,983       29,241
   Deferred income and other liabilities          46,298       37,519
   Income taxes payable                                -        3,626
                                              -----------  -----------
 Total Current Liabilities                       388,686      345,499

 Accrued insurance                                 3,799        4,760
 Long-term debt                                   12,703       12,827
 Deferred income taxes                             8,784       10,787

 Stockholders' Equity                            326,329      325,248
                                              -----------  -----------
 Total Liabilities and Stockholders' Equity     $740,301     $699,121
                                              ===========  ===========

                            (Notes Follow)





           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

A - In December 2005, Volt Delta Resources, LLC ("Volt Delta"), the principal business unit of the Computer Systems segment, purchased from Nortel Networks, Inc. ("Nortel Networks") its 24% minority interest in Volt Delta for $62.0 million, including an excess cash distribution of $5.4 million. Nortel Networks had originally purchased its 24% interest in August 2004, and under the terms of the original purchase agreement, each party had a one-year option to cause Nortel Networks to sell and Volt Delta to buy the minority interest for an amount ranging from $25.0 million to $70.0 million, exercisable starting August 2006.

    During the first fiscal quarter of 2006, Volt Delta also purchased Varetis Solutions GmbH ("Varetis Solutions") from varetis AG for $24.8 million. The acquisition provided Volt Delta the resources to focus on the evolving global market for directory information systems and services. Varetis Solutions added technology in the area of wireless and wireline database management, directory assistance/inquiry automation and wireless handset information delivery to Volt Delta's significant technology portfolio.

B - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is segregated from cash and cash equivalents on the January 28, 2007 and October 29, 2006 balance sheets.

C - Under a securitization program, the receivables related to the staffing solutions business of the Company are sold from time-to-time by the Company, through a 100%-owned consolidated special purpose subsidiary to an unaffiliated third party. The outstanding balance of the participation interest sold was $60.0 million and $110.0 million at January 28, 2007 and October 29, 2006, respectively. Accordingly, the trade receivables included on the January 28, 2007 and October 29, 2006 balance sheets have been reduced to reflect the participation interest sold.

D - On December 19, 2006, the Company's Board of Directors authorized and approved a three-for-two stock split in the form of a dividend on the Company's common stock, par value $.10 per share. Shares of common stock were distributed on January 26, 2007, to all stockholders of record as of January 15, 2007. Share amounts and per share data have been adjusted to reflect the stock split.



    CONTACT: Volt Information Sciences, Inc.
             Jack Egan and Ron Kochman, 212-704-2400
             voltinvest@volt.com